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                                                                   EXHIBIT 23(c)

[THOMPSON HINE LOGO]     BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK
                         WASHINGTON, D.C.

December 22, 2004

                                                   Exhibit (23)(c)

KeyCorp
127 Public Square
Cleveland, OH 44114

Ladies and Gentlemen:

We hereby consent to the quotation of our opinion under the heading "Material United States Tax Considerations" in the Prospectus Supplement filed as part of KeyCorp's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 22, 2004, which Registration Statement also constitutes Post-Effective Amendment No. 1 to KeyCorp's Registration Statement on Form S-3, File No. 333-73380, and to the use of our name therein.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP       3900 Key Center                   www. ThompsonHine.com
Attorneys at Law        127 Public Square                 Phone 216.566.5500
                        Cleveland, Ohio 44114-1291        Fax 216.566.5800